EXHIBIT (a)(1)(E)

CLEARONE COMMUNICATIONS, INC.

OFFER TO PURCHASE FOR CASH

UP TO 2,000,000 SHARES OF ITS COMMON STOCK

AT

A PURCHASE PRICE NOT GREATER THAN $5.00 OR LESS THAN $4.00 PER SHARE

________________________________________________________________________________

THE TENDER OFFER, PRORATION PERIOD, AND WITHDRAWAL RIGHTS EXPIRE AT MIDNIGHT.,
EASTERN TIME, ON TUESDAY, SEPTEMBER 16, 2008, UNLESS THE TENDER OFFER IS EXTENDED.
________________________________________________________________________________

August 18, 2008

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated August 18, 2008 (the “Offer to Purchase”), and the related Letter of Transmittal (which together constitute the “Tender Offer”) setting forth an offer by ClearOne Communications, Inc., a Utah corporation (the “Company”), to purchase up to 2,000,000 shares of its common stock, par value $.001 (such shares, together with associated common stock purchase rights, between the Company and American Stock Transfer & Trust Company as acting Rights Agent for purposes of the Tender Offer, are hereinafter referred to as the “Shares”), at a price not greater than $5.00 or less than $4.00 per Share (the “Purchase Price”), net to the seller in cash, upon the terms and subject to the conditions of the Tender Offer. Also enclosed herewith is certain other material related to the Tender Offer.

The Company will, upon the terms and subject to the conditions of the Tender Offer, purchase 2,000,000 Shares (or such lesser number of Shares as are validly tendered and not withdrawn) pursuant to the Tender Offer.  The Company will pay the Purchase Price for all Shares validly tendered and not withdrawn, upon the terms and subject to the conditions of the Tender Offer, the procedure pursuant to which Shares will be accepted for payment and the proration provisions.  Certificates representing Shares not purchased because of proration will be returned at the Company’s expense.  The Company reserves the right, in its sole discretion, to purchase more than 2,000,000 Shares pursuant to the Tender Offer.  See Section 1 of the Offer to Purchase.

THIS TENDER OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.  THE TENDER OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS.  SEE SECTION 6 OF THE OFFER TO PURCHASE.

We are the holder of record of Shares held for your account.  As such, a tender of such Shares can be made only by us as the holder of record and pursuant to your instructions.  The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is invited to the following:

(1) You may tender Shares at a price not greater than $5.00 or less than $4.00 per Share, as indicated in the attached Instruction Form, net to you in cash.

(2) The Tender Offer is for a maximum of 2,000,000 Shares, constituting approximately 20% of the total Shares outstanding.  The Tender Offer is subject to certain conditions set forth in Section 6 of the Offer to Purchase.

(3) The Tender Offer, proration period, and withdrawal rights will expire at midnight, eastern time, on Tuesday, September 16, 2008, unless the Tender Offer is extended.  Your instructions to us should be forwarded to us in ample time to permit us to submit a tender on your behalf.

(4) As described in the Offer to Purchase, if at the expiration of the Tender Offer, more than 2,000,000 Shares (or such greater number of Shares as the Company may elect to purchase pursuant to the Tender Offer) have been validly tendered and not withdrawn, the Company will purchase Shares in the following order of priority:

(a)
all Shares validly tendered and not withdrawn prior to the Expiration Date by any shareholder that owned beneficially as of the close of business on August 18, 2008 and that continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and that validly tenders all of such Shares (partial tenders will not qualify for this preference) and completes the box captioned “Odd Lots” in the Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery; and

(b)
after purchase of all the foregoing Shares, all other Shares validly tendered and not withdrawn prior to the Expiration Date, on a pro rata basis (with appropriate adjustments to avoid purchase of fractional shares).  See Section 1 of the Offer to Purchase for a discussion of proration.

(5) Tendering shareholders that are registered holders will not be obligated to pay any brokerage commissions, solicitation fees, or stock transfer taxes on the Company’s purchase of Shares pursuant to the Tender Offer.  See Section 15 of the Tender Offer to Purchase.  However, a  tendering shareholder that holds Shares through a broker, dealer, or custodian may be required by such entity to pay a service charge or other fee.

(6) If you owned beneficially as of the close of business on August 18, 2008, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and you instruct us to tender all such Shares prior to the Expiration Date and check the box captioned “Odd Lots” in the Instruction Form, all such Shares will be accepted for purchase before proration, if any, of the other tendered Shares.

THE BOARD OF DIRECTORS OF THE COMPANY HAS APPROVED THE TENDER OFFER.  HOWEVER, NEITHER THE COMPANY NOR ITS BOARD OF DIRECTORS MAKES ANY RECOMMENDATION TO SHAREHOLDERS AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING THEIR SHARES.  EACH SHAREHOLDER MUST MAKE THE DECISION WHETHER TO TENDER SHARES AND, IF SO, HOW MANY SHARES AND AT WHAT PURCHASE PRICE(S) THEIR SHARES SHOULD BE TENDERED.  THE COMPANY HAS BEEN ADVISED THAT NONE OF ITS DIRECTORS OR EXECUTIVE OFFICERS INTENDS TO TENDER ANY SHARES PURSUANT TO THE TENDER OFFER.

If you wish to have us tender any or all of your Shares held by us for your account upon the terms and subject to the conditions set forth in the Offer to Purchase, please so instruct us by completing, executing, and returning to us the attached Instruction Form.  An envelope to return your instructions to us is enclosed.  If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the Instruction Form.

YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BY THE EXPIRATION DATE OF THE TENDER OFFER.

The Tender Offer is being made to all holders of Shares.  The Company is not aware of any jurisdiction where the making of the Tender Offer is not in compliance with applicable law.  If the Company becomes aware of any jurisdiction where the making of the Tender Offer is not in compliance with any valid applicable law, the Company will make a good faith effort to comply with such law.  If, after such good faith effort, the Company cannot comply with such law, the Tender Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction.  In any jurisdiction the securities or blue sky laws of which require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer is being made on the Company’s behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

INSTRUCTION FORM
WITH RESPECT TO OFFER TO PURCHASE FOR CASH
UP TO 2,000,000 SHARES OF COMMON STOCK
OF CLEARONE COMMUNICATIONS, INC.
AT A PURCHASE PRICE NOT GREATER THAN $5.00 OR LESS THAN $4.00 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated August 18, 2008, and the related Letter of Transmittal (which together constitute the “Tender Offer”), in connection with the Tender Offer by ClearOne Communications, Inc. (the “Company”) to purchase up to 2,000,000 shares of its common stock, par value $.001 (such shares, together with associated common stock purchase rights, between the Company and American Stock Transfer & Trust Company as acting Rights Agent for purposes of the Tender Offer, are hereinafter referred to as the “Shares”), at a price not greater than $5.00 or less than $4.00 per Share, net to the undersigned in cash, specified by the undersigned, upon the terms and subject to the terms and conditions of the Tender Offer.

This will instruct you to tender to the Company the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions of the Tender Offer.

❒ By checking this box, all Shares held by us for your account will be tendered.

If fewer than all Shares held by us for your account are to be tendered, please check the following box and indicate below the aggregate number of Shares to be tendered by us.  ❒*

 ___________________________ SHARES

* Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

ODD LOTS

This section is to be completed ONLY if Shares are being tendered by or on behalf of a person that owned beneficially as of the close of business on August 18, 2008, and that continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares.

The undersigned either (check one box):

❒ owned beneficially as of the close of business on August 18, 2008, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares, all of which are being tendered, or

❒ is a broker, dealer, commercial bank, trust company or other nominee that (i) is tendering, for the beneficial owners thereof, Shares with respect to which it is the record owner, and (ii) believes, based upon representations made to it by each such beneficial owner, that such beneficial owner owned beneficially as of the close of business on August 18, 2008, and continues to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares and is tendering all such Shares.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING SHAREHOLDER.  IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED IS RECOMMENDED.  IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

Date:	SIGN HERE:
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